Exhibit 13.2.1

Administradora de Fondos de Pensiones Provida S.A.
Certification Pursuant to 18 U.S.C. Section 1350 as Enacted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

Administradora de Fondos de Pensiones Provida S.A. (the “Company”) is filing with the U.S. Securities and Exchange Commission, on the date hereof, its annual report on Form 20-F for the fiscal year ended December 31, 2006 (the “Report”). Pursuant to 18 U.S.C. Section 1350 as enacted pursuant to the requirements of Section 906 of the Sarbanes-Oxley Act of 2002, I, Gabriel Galaz Gonzalez, the Accounting and Consolidation Division Manager of the Company, hereby certify, to the best of my knowledge, that:

(A) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(B) the information in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: July 2nd, 2007

By:	/s/ Gabriel Galaz Gonzalez
Name:	Gabriel Galaz Gonzalez
Title:	Accounting and Consolidation Division Manager

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.